Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As disclosed in a Current Report on Form 8-K filed by Wins Finance Holdings Inc., a Cayman Islands exempted company (“Wins Finance”), filed with the Securities and Exchange Commission on October 30, 2015, the transactions contemplated by an Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of April 24, 2015 and amended on May 5, 2015, by and among Wins Finance, Sino Mercury Acquisition Corp. (“Sino”), WFG, and the shareholders of WFG (the “WFG Shareholders”) were completed on October 26, 2015. Upon the closing of the transactions contemplated by the Merger Agreement (the “Closing”), (i) Sino merged with and into Wins Finance, and Wins Finance survived the merger (the “Merger”), and (ii) the WFG Shareholders exchanged 100% of the ordinary shares of WFG for ordinary shares, par value $0.0001 per share (“Ordinary Shares”), of Wins Finance (the “Share Exchange” and, together with the Merger, the “Transactions”).

The following unaudited pro forma condensed combined consolidated financial statements give effect to the Transactions as if they had been consummated as of the dates presented, and are being provided to aid in an analysis of financial aspects of the Transactions.

At the Closing, Wins Finance changed its fiscal year end from December 31 to June 30 to be consistent with WFG’s fiscal year end.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2015 combines the unaudited historical consolidated balance sheet of WFG as of September 30, 2015 with the unaudited historical condensed consolidated balance sheet of Sino as of September 30, 2015, giving effect to the Transactions as if they had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the three months ended September 30, 2015 combines the unaudited historical consolidated statement of income of WFG for the three months ended September 30, 2015 with the unaudited historical condensed consolidated statement of operations of Sino for the three months ended September 30, 2015, giving effect to the Transactions as if they had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the year ended June 30, 2015 combines the unaudited historical consolidated statement of income of WFG for the year ended June 30, 2015 with the unaudited historical condensed consolidated statement of operations of Sino for the year ended June 30, 2015, giving effect to the Transactions as if they had been consummated as of July 1, 2014.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transactions.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the period presented, nor earnings per share for any future date or period.

The unaudited pro forma condensed combined consolidated financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. WFG and Sino have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

In the Merger, holders of 1,012,379 shares of Sino common stock issued in Sino’s initial public offering (“public shares”) exercised their rights to convert those shares to cash at a conversion price of $10.00 per share, or an aggregate of $10,123,790.

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Upon the Closing, the former security holders of Sino were issued an aggregate of 4,726,756 of Ordinary Shares of Wins Finance, including 429,010 ordinary shares of Wins Finance issued to such holders in exchange for outstanding rights of Sino, which entitled holders to receive one tenth of one Wins Finance Ordinary Share for each outstanding right.

As consideration for their outstanding ordinary shares of WFG at Closing, the WFG Shareholders received an aggregate of 16,800,000 Ordinary Shares of Wins Finance, which included 2,500,000 Ordinary Shares issued at the election of the WFG Shareholders, who elected to receive such Ordinary Shares in the Share Exchange in lieu of any cash consideration.

As a result of the Transactions, as of the date of this filing there were 21,526,756 Ordinary Shares of Wins Finance outstanding, with the WFG shareholders owning approximately 78.0% of the outstanding Ordinary Shares and the former Sino stockholders owning approximately 22.0% of the outstanding Ordinary Shares.

The Transactions are accounted for as a “reverse merger” and recapitalization at the date of the consummation of the Transactions, since the WFG Shareholders held 78.0% of the outstanding ordinary shares of Wins Finance immediately following the completion of the Transactions and WFG’s operations are the operations of Wins Finance as a result of the completion of the Transactions. Accordingly, WFG is deemed to be the accounting acquirer in the Transactions and, consequently, the Transactions are treated as a recapitalization of WFG. As a result, the assets and liabilities and the historical operations that will be reflected in the Wins Finance financial statements for periods after consummation of the Transactions will be those of WFG and will be recorded at the historical cost basis of WFG. Sino’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of WFG for periods after consummation of the Transactions.

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Wins Finance Holdings Inc.

(successor by merger to Sino Mercury Acquisition Corp.)

Pro Forma Condensed Consolidated Balance Sheet
as of September 30, 2015

(Unaudited)

	Sino Mercury	Wins Finance
	Acquisition Corp.	Group Limited	Adjustments		Pro Forma
	Historical	Historical	for		Unaudited,
	Unaudited	Unaudited	Merger		Combined
ASSETS
Cash	$49,836	$6,639,115	$40,805,103	(a)	$36,194,631
			(10,123,790)	(b)
			(432,040)	(f)
			(443,593)	(g)
			(300,000)	(i)
Restricted cash	-	28,748,831	-		28,748,831
Short-term investments	-	179,923,944	-		179,923,944
Guarantees paid on behalf of guarantee services customers	-	607,936	-		607,936
Interest receivable	-	2,891,403	-		2,891,403
Net investment in direct financing leases		25,335,868	-		25,335,868
Deferred tax assets, net	-	398,889	-		398,889
Property and equipment, net	-	818,971	-		818,971
Other assets	16,333	430,133	-		446,466
Cash held in trust account	40,805,103	-	(40,805,103)	(a)	-
TOTAL ASSETS	$40,871,272	$245,795,090	$(11,299,423)		$275,366,939

LIABILITIES AND OWNERS’ EQUITY
Liabilities
Bank loan capital lease business	$-	$431,381	$-		$431,381
Interest payable	-	706	-		706
Income tax payable	-	3,674,953	-		3,674,953
Unearned income from financial guarantee services	-	3,566,200	-		3,566,200
Other liabilities	68,728	4,203,364	-		4,272,092
Allowance on financial guarantee services	-	1,210,990	-		1,210,990
Deferred income tax liability		364,103	-		364,103
Note payable to stockholder	300,000	-	(300,000)	(i)	-
Deferred underwriting compensation	432,040	-	(432,040)	(f)	-
Total Liabilities	800,768	13,451,697	(732,040)		13,520,425

Common stock subject to possible conversion	30,801,000		(30,801,000)	(b)	-
Stockholders' equity					-
Preferred Stock	-	-	-		-
Common stock	223	-	207	(b)	2,153
			1,680	(d)
			43	(e)
Additional paid-in capital	10,025,914	199,367,582	20,677,003	(b)	228,868,550
			(756,633)	(c)
			(1,680)	(d)
			(43)	(e)
			(443,593)	(g)
					-
Statutory reserves	-	325	-		325
Retained Earnings/(Deficit)	(756,633)	38,147,221	756,633	(c)	38,147,221
Accumulated other comprehensive income	-	(5,171,735)	-		(5,171,735)
Total Shareholders' equity	9,269,504	232,343,393	20,233,617		261,846,514

TOTAL LIABILITIES AND OWNERS' EQUITY	$40,871,272	$245,795,090	$(11,299,423)		$275,366,939

Shares Outstanding as of September 30, 2015	5,310,125				21,526,756
Book Value Per Share or Pro Forma Book Value Per Share as of September 30, 2015	$1.75				$12.16

See notes to unaudited pro forma condensed combined financial statements

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Wins Finance Holdings Inc.

(successor by merger to Sino Mercury Acquisition Corp.)

Unaudited Pro Forma Condensed Consolidated Income Statement
For the three months ended September 30, 2015

	Sino Mercury	Wins Finance
	Acquisition Corp.	Group Limited	Adjustment		Pro Forma
	Historical	Historical	for		Unaudited,
	Unaudited	Unaudited	Merger		Combined
Guarantee services income
Commissions and fees from financial guarantee services	$-	$1,751,579	$-		$1,751,579
Reversal on financial guarantee services	-	319	-		319
Commission and fees from guarantee services, net	-	1,751,898	-		1,751,898

Direct financing lease income
Direct financing lease interest income	-	473,752	-		473,752
Interest expense for direct financing leases	-	(5,350)	-		(5,350)
Provision for lease payment receivables	-	(4,137)	-		(4,137)
Net direct financing lease interest income after provision for receivables	-	464,265	-		464,265

Financial advisory and lease agency income	-	-	-		-
Net revenue	-	2,216,163	-		2,216,163

Non-interest income
Interest on short-term investments	-	3,587,140	-		3,587,140
Total non-interest income	-	3,587,140	-		3,587,140

Non-interest expense
Business taxes and surcharges	-	(126,961)	-		(126,961)
Salaries and employee surcharges	-	(181,319)	(150,000)	(h)	(331,319)
Rental expenses	-	(64,435)	-		(64,435)
Other operating expenses	(181,147)	(389,357)	-		(570,504)
Total non-interest expense	(181,147)	(762,072)	(150,000)		(1,093,219)

Income before taxes	(181,147)	5,041,231	(150,000)		4,710,084
Income tax expense	-	(1,111,144)	-		(1,111,144)
Deferred tax benefit	-	726,567	-		726,567
Net Income	(181,147)	4,656,654	(150,000)		4,325,507
Net income attributable to holders of common equity	$(181,147)	$4,656,654	$(150,000)		$4,325,507
Weighted Average Shares Outstanding — Basic and Diluted	2,230,025				21,526,756
(Loss) Income or Pro Forma Earnings Per Share – Basic and Diluted	$(0.08)				$0.20

See notes to unaudited pro forma condensed combined financial statements

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Wins Finance Holdings Inc.
Unaudited Pro Forma Condensed Income Statement
For the year ended June 30, 2015

	Sino Mercury	Wins Finance
	Acquisition Corp.	Group Limited	Adjustment		Pro Forma
	Historical	Historical	for		Unaudited,
	Unaudited	Audited	Merger		Combined
Guarantee service income
Commissions and fees on financial guarantee services	$-	$7,860,629	$-		$7,860,629
Reversal on financial guarantee services	-	576,456	-		576,456
Commission and fees on guarantee services, net	-	8,437,085	-		8,437,085

Direct financing lease income
Direct financing lease interest income	-	3,547,273	-		3,547,273
Interest expense for direct financing lease	-	(454,002)	-		(454,002)
Provision for lease payment receivable	-	(70,467)	-		(70,467)
Net direct financing lease interest income after provision for receivables	-	3,022,804	-		3,022,804

Financial advisory and lease agency income	-	3,386,586	-		3,386,586
Net revenue	-	14,846,475	-		14,846,475

Non-interest income
Interest on short-term investments	-	16,657,246	-		16,657,246
Total non-interest income	-	16,657,246	-		16,657,246

Non-interest expense
Business taxes and surcharge	-	(200,223)	-		(200,223)
Salaries and employees surcharge	-	(424,872)	(600,000)	(h)	(1,024,872)
Rental expenses	-	(190,239)	-		(190,239)
Other operating expenses	(574,511)	(1,468,741)	-		(2,043,252)
Total non-interest expense	(574,511)	(2,284,075)	(600,000)		(3,458,586)

Income before taxes	(574,511)	29,219,646	(600,000)		28,045,135
Income tax expense	-	(3,662,488)	-		(3,662,488)
Deferred tax benefit	-	515,495	-		515,495
Net Income	(574,511)	26,072,653	(600,000)		24,898,142
Net income attributable to common stockholders	$(574,511)	$26,072,653	$(600,000)		$24,898,142
Weighted Average Shares Outstanding — Basic and Diluted	2,016,567				21,526,756
(Loss) Income or Pro Forma Earnings Per Share – Basic and Diluted	$(0.28)				$1.16

See notes to unaudited pro forma condensed combined financial statements

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NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

(a)	Adjustment to reflect the release to Wins Finance immediately prior to the Closing of $40,804,103 formerly held in Sino’s trust account in order for Wins Finance to pay for expenses due upon the Transactions and to pay cash prior to the Closing to Sino stockholders who elected to convert their shares of Sino common stock into the right to receive cash.

(b)	Reflects payment to Sino stockholders who elected to convert 1,012,379 shares of Sino common stock into the right to receive cash, and the reclassification into common stock and additional paid-in capital of 2,067,721 shares of Sino common stock that had been entitled to such conversion.

(c)	Reclassification of Sino’s accumulated deficit to additional paid-in capital.

(d)	Issuance of share consideration consisting of 16,800,000 Ordinary Shares, including 2,500,000 Ordinary Shares issued at the election of the WFG Shareholders to receive such Ordinary Shares in the Share Exchange in lieu of any cash consideration.

(e)	Conversion of 4,290,100 outstanding rights into 429,010 Ordinary Shares of Wins Finance.

(f)	Payment of deferred underwriting fees of $432,040.

(g)	The effects of an estimated $0.4 million of incremental transaction costs associated with the Merger.

(h)	The effect of an increase of $0.15 million for the three months ended September 30, 2015 and $0.6 million for the year ended June 30, 2015 in salaries of executive officers in accordance with employment agreements to be effective after the Closing.

(i)	Repayment to Jianming Hao of a $300,000 convertible promissory note.

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